Exhibit 23.6

CONSENT OF FINANCIAL ADVISOR

HOWE BARNES HOEFER & ARNETT, INC.
222 SOUTH RIVERSIDE PLAZA, 7TH FLOOR
CHICAGO, ILLINOIS 60606
312 655 3000

October 9, 2007

Great Pee Dee Bancorp, Inc.
901 Chesterfield Highway
Cheraw, South Carolina 29520

Re:	Joint Proxy Statement/Prospectus of First Bancorp and Great Pee Dee Bancorp, Inc. and Registration Statement on Form S-4 of First Bancorp

Ladies and Gentlemen:

We hereby consent to the use of our opinion letter dated July 12, 2007 to the Board of Directors of Great Pee Dee Bancorp, Inc. as Appendix B to the Joint Proxy Statement/Prospectus which forms a part of the Registration Statement on Form S-4. In giving this consent, we do not admit that we come within the category of persons whose consent is required under the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “experts” as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

HOWE BARNES HOEFER & ARNETT, INC.

By	/s/ Matthew C. Boba
Matthew C. Boba
Executive Vice President and General Counsel